Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated April 1, 2024 except for presentation of discontinued operations and note 4 for the date which is January 3, 2025, of Eastside Distilling, Inc. relating to the audit of the financial statements for the period ending December 31, 2023 and 2022 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

The Woodlands, Texas

January 3, 2025